As filed with the Securities and Exchange Commission on June 5, 2001 Registration No. 333-_________
-------------------------------------------------------------------------------


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                          ATLANTIC TELE-NETWORK, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                      47-0728886
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

                               19 Estate Thomas
                                   Havensite
                                P.O. Box 12030
                     St. Thomas, U.S. Virgin Islands 00801
              (Address of principal executive offices) (Zip Code)


              ATLANTIC TELE-NETWORK, INC. 1998 STOCK OPTION PLAN
           ATLANTIC TELE-NETWORK, INC. DIRECTORS' REMUNERATION PLAN
                           (Full title of the plans)

                                Lewis A. Stern
                            Chief Financial Officer
                          Atlantic Tele-Network, Inc.
                               19 Estate Thomas
                                   Havensite
                                P.O. Box 12030
                     St. Thomas, U.S. Virgin Islands 00801
                                (340) 777-8000
 (Name, address and telephone number, including area code, of agent for service)

                                  Copies to:

                             Martin L. Budd, Esq.
                            Day, Berry & Howard LLP
                             One Canterbury Green
                       Stamford, Connecticut 06901-2047

                       CALCULATION OF REGISTRATION FEE
----------- -----------  --------------- --------------- --------------
Title of     Amount       Proposed        Proposed        Amount of
securities   to be        maximum         maximum         registration
to be        registered   offering        aggregate       fee
registered   (1)          price per       offering
                          share (2)       price(2)
------------ -----------  --------------- --------------- --------------
------------ -----------  --------------- --------------- --------------
Common Stock,   350,000   $9.625,$12.50,   $4,305,342.97   $1,076.34
par value       shares    $9.825,$11.01,
$.01 er                   $9.13,$10.88,
share                     $11.188,$11.01,
                          $13.1
------------ -----------  --------------- --------------- --------------


     (1) In addition, pursuant to Rule 416(c), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

     (2) For the purpose of calculating the registration fee only, in accordance with Rule 457(c) and Rule 457(h), the proposed maximum offering price per share is based upon (a) (i) the exercise price per share ($9.625) of outstanding options for 10,000 shares, (ii) the exercise price per share ($12.50) of outstanding options for 100,000 shares, (iii) the exercise price per share ($9.825) of outstanding options for 25,000 shares, (iv) the exercise price per share ($11.01) of outstanding options for 25,000 shares (v) the price per share ($9.13) of stock awards for 2,466 shares, (vi) the price per share ($10.88) of stock awards for 4,139 shares, (vii) the price per share ($11.188) of stock awards for 6,705 shares, (viii) the price per share ($11.01) of stock awards for 9,083 shares and (b) for the remaining 167,607 shares, upon the average of the high and low prices for the Company's Common Stock on June 4, 2001, as reported on the American Stock Exchange.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     This Registration Statement relates to (i) 250,000 shares of common stock of Atlantic Tele-Network, Inc. (the 'Company' or the 'Registrant') which may be issued upon the exercise of options heretofore granted and to be granted from time to time pursuant to the Company's 1998 Stock Option Plan, and (ii) 100,000 shares of common stock which may be issued pursuant to the Company's Director's Remuneration Plan.

     Incorporation of Documents by Reference.

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act or 1934, as amended (the "Exchange Act");

     (b) All other Reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) The description of the Company's common stock which is contained in its Registration Statement on Form 8-A, No. 000-19551, filed under the Exchange
Act, and its Registration Statement on Form S-1, No. 033-43012, filed under the Securities Act of 1933, as amended (the "Securities Act"), and any amendment or reports filed under the Exchange Act for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may also indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. In addition, Section 145(c) of the DGCL provides that when an officer or director is successful on the merits or otherwise in the defense of any action to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's By-laws contain provisions requiring indemnification of its officers and directors to the maximum extent permitted by the DGCL and allowing such indemnification of its employees and agents, and any person serving at its request as a director, officer, employee or agent of another entity. The Company's By-laws also provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contende or its equivalent does not, in itself, create a presumption that the person did not act in good faith and in the best interest of the Company, or with respect to any criminal action or proceeding, that such person had reasonable cause to believe his or her conduct was unlawful.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation. The Company's By-laws provide that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, stock purchases or redemptions of shares, or (iv) for any breach of a director's duty of loyalty to the corporation or its stockholders. The Company's Restated Certificate of Incorporation includes such a provision. The Company's Restated Certificate of Incorporation also contains a provision which provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     The Company's By-laws provide that the Corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, for any liability asserted against or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company shall have the power to indemnify such person against such liability. The indemnification and related provisions of the Company's By-laws continue as to any person who has ceased to be a director, officer, employee or agent of the Company and inure to the benefit of the heirs, executors and administrators of such persons.

     The Company maintains an insurance policy under which its directors and officers are insured, within the limits and subject to the limitations of such insurance policy, against certain liabilities which may be imposed in connection with such persons' service as such directors or officers.

     The Company's 1998 Stock Option Plan (the "Option Plan") is administered by a committee which at any given time shall consist of at least two directors of the Company and may consist of the entire Board of Directors of the Company. The Option Plan provides the no member of the committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Option Plan or any transaction thereunder. The Company also agrees to indemnify each member of the committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Option Plan or in authorizing or denying authorization to any transaction thereunder.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

     4.1 Restated Certificate of Incorporation of the Company.

     4.2 By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Registration Statement on Form S-1 (File No. 033-43012) dated September 27, 1991).

     4.3 Amendment to the By-laws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Current Report on Form 8-K (File No. 1-19551) dated February 16, 1996).

     4.4 Atlantic Tele-Network, Inc. 1998 Stock Plan (incorporated by reference to Exhibit L to the Company's Annual Report on Form 10-K (File No. 1-1593) for the year ended December 31, 1999).

     4.5 Amendments adopted March 10, 2000 to Atlantic Tele-Network, Inc. 1998 Stock Plan (incorporated by reference to Exhibit M to the Company's Annual Report on Form 10-K (File No. 1-1593) for the year ended December 31, 1999).

     4.6 Atlantic Tele-Network, Inc. Directors' Remuneration Plan
(incorporated by reference to Exhibit O to the Company's Annual Report on Form 10-K (File No. 1-1593) for the year ended December 31, 1999).

     4.7 Atlantic Tele-Network, Inc. Directors' Remuneration Plan, amended as of November 2, 1999.

     4.8 Atlantic Tele-Network, Inc. Form of Incentive Stock Option Agreement.

5. Opinion of Day, Berry & Howard LLP.

23.1 Consent of Arthur Anderson LLP.

23.2 Consent of Day, Berry & Howard LLP(included in the opinion filed as
Exhibit 5).

24 Power of Attorney (included in signature page to this Registration
Statement).

Item 9. Undertakings.

(a)The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this thirtieth day of May, 2001.



                                     ATLANTIC TELE-NETWORK, INC.


                   By:               /s/ Cornelius B. Prior, Jr.
                   ---               ---------------------------
                                     /s/ Cornelius B. Prior, Jr.
                                    Chief Executive Officer, Chairman of
                                    the Board and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this thirtieth day of May, 2001. Each person whose signature appears below hereby constitutes Cornelius B. Prior, Jr. and Christopher J. Kolm, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all such amendments.



/s/ Cornelius B. Prior, Jr.          Chief Executive Officer, Chairman of
---------------------------          the Board and Secretary
/s/ Cornelius B. Prior, Jr.          (Principal Executive Officer)

/s/ Lewis A. Stern                   Vice President - Finance
---------------------------          and Chief Financial Officer
/s/ Lewis A. Stern                  (Principal Financial Officer)

/s/ Steven M. Ross                   Treasurer and Chief Accounting Officer
------------------                   (Principal Accounting Officer)
/s/ Steven M. Ross

/s/ James B. Ellis                   Director
------------------
/s/ James B. Ellis

/s/ Ernst Burri                      Director
---------------
/s/ Ernst Burri

/s/ Henry Wheatley                   Director
------------------
/s/ Henry Wheatley

                                 EXHIBIT INDEX


Exhibit Number        Description of Exhibit


4.1  Restated Certificate of Incorporation of the Company.

4.2 By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Registration Statement on Form S-1 (File No. 033-43012) dated September 27, 1991).

4.3 Amendment to the By-laws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Current Report on Form 8-K
     (File No. 1-19551) dated February 16, 1996).

4.4 Atlantic Tele-Network, Inc. 1998 Stock Plan (incorporated by reference to Exhibit L to the Company's Annual Report on Form 10-K (File No. 1-1593) for the year ended December 31, 1999).

4.5 Amendments adopted March 10, 2000 to Atlantic Tele-Network, Inc. 1998 Stock Plan (incorporated by reference to Exhibit M to the Company's Annual Report on Form 10-K (File No. 1-1593) for the year ended December 31, 1999).

4.6  Atlantic Tele-Network, Inc. Directors' Remuneration Plan
     (incorporated by reference to Exhibit O to the Company's Annual Report on Form 10-K (File No. 1-1593) for the year ended December 31, 1999).

4.7 Atlantic Tele-Network, Inc. Directors' Remuneration Plan, amended as of November 2, 1999.

4.8  Atlantic Tele-Network, Inc. Form of Incentive Stock Option Agreement

 5   Opinion of Day, Berry & Howard LLP.

23.1 Consent of Arthur Anderson LLP.

23.2 Consent of Day, Berry & Howard LLP (included in the opinion filed in Exhibit 5).

                                                               Exhibit 4.1



                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          ATLANTIC TELE-NETWORK, INC.



                                 ARTICLE ONE
                                     Name


          The name of the Corporation is Atlantic Tele-Network, Inc.


                                 ARTICLE TWO
                               Registered Office

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                ARTICLE THREE
                                    Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                 ARTICLE FOUR
                                 Capital Stock

     1. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 30,000,000 shares divided into two classes of which 10,000,000 shares, par value $.01 per share, shall be designated Preferred Stock and 20,000,000 shares, par value $.01 per share, shall be designated Common Stock

     2. Terms of the Preferred Stock.

     2.1 Issuance. The Board of Directors is expressly authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable to any other class or classes or series of stock;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

     (g) The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

     (h) The right of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

     (i) Any other power, preference or relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

                           Terms of the Common Stock

     3.1 Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of the Corporation's capital stock.

     3.2 Voting Rights. Subject to the preferential rights, if any, of the Preferred Stock and except as otherwise provided by applicable law, at every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

     3.3 Liquidation, Dissolution, or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.


                                 ARTICLE FIVE
                                   Directors


     1. Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

     2. By-Laws. The board of directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

     3. No Ballot. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

     4. Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article FIVE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE SIX
                                   Existence


     The Corporation is to have perpetual existence.


                                ARTICLE SEVEN
                           Compromise or Arrangement


     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                ARTICLE EIGHT
                                   Amendment


     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                  Exhibit 4.7

                          ATLANTIC TELE-NETWORK, INC.
                         DIRECTORS' REMUNERATION PLAN


                        AMENDED AS OF NOVEMBER 2, 1999


                                   ARTICLE 1
                                    PURPOSE

     The purpose of this Plan is to increase the equity ownership in the Company of non-employee members of the Board in order to align further their interests with those of the Company's stockholders and thereby incentivize such members to utilize their maximum efforts in performing services on behalf of the Company.

                                  ARTICLE 2
                                  DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings:

     "Annual Retainer" shall mean the annual retainer payable to a member of the Board for a Plan Year.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall mean the occurrence of any of the following:

     (a) The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
(c) below; or

     (b) Individuals who, as of the effective date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combinations; or

     (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

     "Company" shall mean Atlantic Tele-Network, Inc., a Delaware corporation, and any successor thereto.

     "Deferral Amount" with respect to a Deferral Election shall mean the amount of the Annual Retainer which an Eligible Director elects to defer pursuant to such election.

     "Deferral Election" shall mean an Eligible Director's election pursuant to Article 4 hereof.

     "Deferral Percentage" shall have the meaning set forth in paragraph 4.1 of Article 4 hereof.

     "Disability" shall mean a condition as a result of which an individual would qualify for permanent disability benefits under the Company's long-term disability plan if the individual were a participant in such plan, as determined by the Plan Administrator.

     "Election Form" shall mean a form prescribed by the Plan Administrator that an Eligible Director must complete and submit to the Plan Administrator in order to make a Deferral Election.

     "Eligible Director" shall mean a member of the Board who is not an employee of the Company.

     "Fair Market Value" on any date shall mean the mean between the high and low sales price of the Common Stock based on composite transactions reported for such date or, if the Common Stock did not have any reported sales on such date, then on the last preceding date on which such stock had reported sales.

     "Lapse Date" shall have the meaning set forth in paragraph 3.3 of Article 3 hereof.

     "Participant" shall mean any Eligible Director who makes a Deferral Election pursuant to paragraph 4.1 of Article 4 hereof.

     "Plan" shall mean this Atlantic Tele-Network, Inc. Directors' Remuneration Plan, as such Plan may be amended from time to time.

     "Plan Administrator" shall mean the individual or committee appointed or designated by the Board to administer the Plan in accordance with Article 7 hereof.

     "Plan Year" shall mean the period of time commencing on the day following the date of an annual meeting of the Company's stockholders and ending on the date of the next succeeding such annual meeting.

     "Restricted Stock" shall have the meaning set forth in paragraph 3.1 of
Article 3 hereof.

     "Stock Unit Account" shall mean a memorandum account established on the books of the Company on behalf of a Participant to which is credited a number of Stock Units pursuant to Article 4 hereof.

     "Stock Units" shall mean the units credited to a Participant's Stock Unit Account.

     "Substantial Hardship" shall mean an unanticipated emergency or necessity that is caused by events outside of the control of the Participant (or in the event of the Participant's death, his beneficiary) that would result in severe financial hardship to the Participant (or in the event of the Participant's death, his beneficiary), as determined in the sole discretion of the Plan Administrator.

     "Transfer Restriction" shall have the meaning set forth in paragraph 3.2 of Article 3 hereof.

                                  ARTICLE 3
                            RESTRICTED STOCK AWARD

     3.1 Restricted Stock Award. Upon the appointment or election to the Board of an Eligible Director who has not previously served on the Board, the Company shall grant to such Eligible Director 1,000 shares of restricted Common Stock (the "Restricted Stock"). An Eligible Director's rights with respect to the shares of the Restricted Stock shall remain forfeitable at all times prior to the Lapse Date with respect thereto.

     3.2 Rights of Eligible Director. An Eligible Director shall be entitled to exercise all rights of a stockholder with respect to the Restricted Stock (whether or not the restrictions thereon shall have lapsed), other than with respect to those shares of Restricted Stock which have been forfeited pursuant to paragraph 3.5 of this Article 3, including the right to vote the shares of Restricted Stock and the right to receive dividends thereon. Notwithstanding the foregoing an Eligible Director shall not be entitled to transfer, sell, pledge, hypothecate or otherwise assign the shares of Restricted Stock prior to the Lapse Date with respect thereto (the "Transfer Restriction").

     3.3 Lapse of Restrictions. The Transfer Restriction with respect to a share of Restricted Stock shall lapse on the earlier of the following dates (the "Lapse Date"), provided the Eligible Director is on such date a member of the Board:

     (a) the second anniversary of the date of grant of such Restricted Stock;

     (b) the date of the termination of the Eligible Director's service as a member of the Board as a result of his or her death or Disability; or

     (c) the date on which a Change in Control shall occur.

     3.4 Company Retention of Restricted Shares. The Restricted Stock awarded to an Eligible Director pursuant to paragraph 3.1 of this Article 3 shall be held by the Company until such time as the Transfer Restriction with respect to such shares shall lapse. The Restricted Stock shall be delivered to an Eligible Director as soon as practicable following the Lapse Date with respect thereto, provided that the Eligible Director has satisfied all applicable tax withholding requirements with respect to such Restricted Stock.

     3.5 Forfeiture of Restricted Shares. Upon the termination of the Eligible Director's service as a member of the Board for any reason other than death or Disability, all shares of Restricted Stock in respect of which the Transfer Restriction has not previously lapsed in accordance with paragraph 3.3 of this
Article 3 shall be forfeited to the Company at no cost.

                                  ARTICLE 4
                       ANNUAL RETAINER DEFERRAL ELECTION

     4.1 Deferral Election. On or within ninety (90) days prior to the date of the commencement of each Plan Year, each Eligible Director may make an irrevocable election to defer the payment of either (a) fifty percent (50%) of the Annual Retainer for such Plan Year, or (b) one-hundred percent (100%) of the Annual Retainer for such Plan Year (such percentage, the "Deferral Percentage"); provided, however, that each Eligible Director may make such election on or before Marcy 31, 1999 with respect to the unpaid $15,000 balance of the Annual Retainer for the Plan Year 1998-1999. A Deferral Election for a Plan Year shall be made by submitting an Election Form to the Plan Administrator.

     4.2 Stock Unit Account. Upon receipt by the Plan Administrator of a Participant's Election Form, the Company shall establish on its books a memorandum account designated as that Participant's Stock Unit Account with respect to such Election Form and credit to such Stock Unit Account a number of Stock Units equal to the Deferral Amount divided by the Fair Market Value of the Common Stock as of the last business day of the calendar month immediately preceding the date of receipt of the Election Form; provided, however, that in the case of any election for the Plan Year 1998-1999 Stock Units shall be computed on the basis of the Fair Market Value of the Common Stock on March 12, 1999. Each Stock Unit shall represent the right to receive one share of Common Stock at the time or times set forth in the Deferral Election.

     4.3 Payment Schedule. The Deferral Election shall specify a schedule for delivery of the Common Stock represented by a Participant's Stock Unit Account with respect to such Election Form. Such schedule may consist of: (a) a date certain, (b) annual installments (not in excess of ten) commencing on a date specified in the Election Form, (c) the date of termination of the Participant's service as a Director; provided, however, that any delivery of Common Stock scheduled to be made with respect to the date of termination of the Participant's service as a Director shall be made within thirty (30) days following such date, or (d) the date of the Participant's death, provided, however, that any delivery of Common Stock scheduled to be made with respect to the Participant's date of death shall be made within thirty (30) days following the date on which the Plan Administrator receives notice of such Participant's death.

     4.4 Dividends on Stock Units. In the event a dividend is paid with respect to the Common Stock, whether in cash or other property (other than Common Stock), each Participant shall receive an amount equal to one hundred and fifteen percent (115%) of such dividend for each Stock Unit credited to such Participant's Stock Unit Account as of the record date for the payment of such dividend. Dividends shall not be paid on fractional Stock Units.

     4.5 Stock Unit Dividend Equivalents. In the event a dividend consisting of Common Stock is paid with respect to the Common Stock, each Participant's Stock Unit Account shall be credited with the number of Stock Units equal to the number of Stock Units credited to such account on the record date for the payment of such dividend, multiplied by the number of shares of Common Stock paid as a dividend per share. Fractional shares shall be rounded to the nearest whole number of shares.

     4.6 Change in Capitalization. In the case of a Change in Capitalization, the Plan Administrator in good faith shall take such action as it deems necessary to preserve the economic value of the Stock Unit Account immediately prior to the Change in Capitalization. For purpose of this paragraph 4.6, "Change in Capitalization" shall mean any increase or reduction in the number of shares of Common Stock, or any change in such shares, or exchange of such shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

     4.7 Vesting. At all times a Participant shall be fully vested in his or her Stock Unit Account.

     4.8 Voting Rights. A Participant shall have no voting rights with respect to his or her Stock Units or Stock Unit Account.

                                  ARTICLE 5
                       PAYMENT OF DEFERRED COMPENSATION

     5.1 Form of Payment. All payments to a Participant with respect to a Stock Unit Account shall be made in shares of Common Stock (rounded to the nearest whole number of shares) in accordance with the schedules selected by such Participant in his or her Election Forms. The number of Stock Units in such Participant's Stock Unit Account shall be reduced by the number of shares delivered.

     5.2 Acceleration of Payments. Notwithstanding any other provision of this Plan to the contrary, upon a Participant's Substantial Hardship (or in the event of the Participant's death, his beneficiary's Substantial Hardship), and with the consent of the Plan Administrator, a Participant (or in the event of the Participant's death, his beneficiary) may receive shares of Common Stock in respect of such portion of his Stock Unit Account as the Plan Administrator determines is necessary to satisfy the Participant's financial emergency (or in the event of the Participant's death, his beneficiary's financial emergency).

     5.3 Taxes. The deliver of shares of Common Stock pursuant to this Plan is conditioned on the Participant's payment to the Company of all applicable withholding taxes.

                                  ARTICLE 6
                            BENEFICIARY DESIGNATION

     6.1 Beneficiary. Each Participant shall designate on the Election Form one or more primary beneficiaries and one or more contingent beneficiaries to receive any payments of Common Stock under this Plan after the death of such Participant.

     6.2 Change of Beneficiary. A Participant shall have the right to change his or her beneficiaries upon such form as may be prescribed by the Plan Administrator.

     6.3 Acknowledgement. No designation or change in designation of a beneficiary shall be effective until actually received and acknowledged in writing by the Plan Administrator. Upon such receipt and acknowledgement, all prior beneficiary designations of a Participant shall be of no further force and effect. The Plan Administrator shall be entitled to rely on the most recent beneficiary designation in effect prior to a Participant's death.

     6.4 No Beneficiary Designation. If a Participant fails to designate a beneficiary as provided in this Article 6, or if all designated beneficiaries who are natural person shall have predeceased the Participant or die prior to the distribution of the Participant's Common Stock, such Participant's Common Stock shall be paid to his or her surviving spouse or, if the Participant has no surviving spouse, to the Participant's estate.

     6.5 Doubt as to Beneficiary. If the Plan Administrator is in doubt as to a Participant's beneficiary, the Plan Administrator may withhold payments under the Plan until the Plan Administrator has resolved its doubts to its satisfaction.

                                  ARTICLE 7
                                ADMINISTRATION

     7.1 Plan Administration. The Plan shall be administered by the Board; provided, however, that the Board in its discretion may appoint a Plan Administrator to administer the Plan. If designated by the Board, the Plan Administrator may be one individual or a committee of two or more persons. Any reference herein to the Plan Administrator which relates to the administration of the Plan shall be considered to refer to the Board if no Plan Administrator has been designated by the Board. The Board may, upon resolution, delegate some or all of its powers with respect to the administration of the Plan to the Plan Administrator. The Plan Administrator shall have only such powers as may be so delegated.

     7.2 Amendment or Termination. The Board may amend, suspend or terminate this Plan at any time. Notwithstanding anything to the contrary contained herein, no such amendment, suspension or termination of this Plan shall adversely affect a Participant's rights under this Plan; provided, however, that the Board shall be authorized to terminate this Plan at any time and cause all amounts in respect of the Stock Unit Accounts to be distributed at such time or times as it shall determine.

                                   ARTICLE 8
                                    FUNDING

     8.1 Funding. The Company will pay the entire cost of the Plan. It is the intent of the Company to make payments under this Plan as they become payable from the general assets of the Company. The Participants in this Plan shall have the status of general unsecured creditors of the Company with respect to their Stock Unit Accounts. The crediting of Stock Units to a Participant's Stock Unit Account constitutes a mere promise by the Company to make payment sin the future. The Company and the Participants intend that the deferral arrangements hereunder be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 as amended (ERISA).

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1 Assignability. The right to receive benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any garnishment, charge or legal process.

     9.2 Expenses. The Company shall bear all expenses incurred in administering this Plan and no part thereof shall be charged against any Participant's Stock Unit Account or any amounts distributable hereunder.

     9.3 Taxes. All amounts which are credited to a Stock Unit Account and/or which are payable pursuant to this Plan (including the issuance or vesting of Restricted Stock) shall be subject to all applicable withholding and other employment taxes.

     9.4 No Right to Continued Service. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Eligible Director for reelection by the Company's shareholders or to limit the rights of the shareholders or the Board to remove any Eligible Director.

     9.5 Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     9.6 Governing Law. All questions pertaining to the construction, validity, interpretation and effect of the Plan shall be determined in accordance with the laws of the United States of America and the State of Delaware.

     9.7 Effective Date. This Plan shall be effective on the date of its adoption by the Board.

                                                          EXHIBIT 4.8


                          ATLANTIC TELE-NETWORK, INC.
                                    FORM OF
                       INCENTIVE STOCK OPTION AGREEMENT


     THIS AGREEMENT, made as of the ______ day of __________, 200__ (the "Grant Date"), between ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the "Company"), and ______________ (the "Optionee").

     WHEREAS, the Company has adopted the ATLANTIC TELE-NETWORK, INC. 1998 Stock Option (the "Plan"), in order to provide additional incentive to certain employees, officers, consultants and directors of the Company and its Subsidiaries; and

     WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Optionee as provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant of Option.

     1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of _______ whole Shares subject to, and in accordance with, the terms and condition set forth in this Agreement.

     1.2 The Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or undertaking on the part of the Company that the Option is or will be determined to be an Incentive Stock Option within the meaning of Section 422 of the Code.

     1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

     2. Purchase Price.

     The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $_______ per Share. This price is not less than 100% of the Fair Market Value of the Shares on the Grant Date of this Option.

     3. Duration of Option.

     The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the "Exercise Term"); provided, however, that the Options may be earlier terminated as provided in Section 6 hereof. Notwithstanding any provision of this Option to the contrary, in no event may this Option be exercised after ten (10) years from the Grant Date of this Option.

     4. Exercisability of Option.

     Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Employee to purchase, in whole at any time or in part from time to time, ____% of the total number of Shares covered by the Option after the expiration of one (1) year from the Grant Date and an additional ____% of the total number of Shares covered by the Option after the expiration of each of the second and third anniversaries of the Grant Date, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term. Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded to the next higher whole number of Shares.

     5. Manner of Exercise and Payment.

     5.1 Subject to the terms and conditions of this Agreement and the Plan (including without limitation, any alternative method of exercise and payment), the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

     5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash, by check, by transferring Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted, or by documentation with respect to the cashless exercise procedures described in
Section 5.8 of the Plan.

     5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to
Section 12 of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

     5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

     6. Termination of Employment. The Option, to the extent not exercisable on the date of termination of employment, shall terminate on the date of termination of employment, and to the extent exercisable on the date of termination of employment, shall terminate as follows:

     6.1 If the employment of the Optionee is terminated by the Company for any reason other than Disability, death of Cause or voluntarily by the Optionee, the Optionee may, for a period of ninety (90) days after such termination, exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof shall be vested and exercisable as for the date of such termination, after which time the Option shall automatically terminate in full.

     6.2 If the employment of the Optionee is terminated voluntarily by the Optionee, the Optionee may, for a period of ten (10) days after such termination, exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof shall be vested and exercisable as of the date of such termination, after which time the Option shall automatically terminate in full.

     6.3 If the employment of the Optionee is terminated by reason of Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable, as of the date of such termination, after which time the Option shall automatically terminate in full.

     6.4 If the employment of the Optionee is terminated for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

     6.5 If the employment of the Optionee is terminated by reason of death, the Option may be exercised at any time within one (1) year after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full. If the Optionee dies within three (3) months after termination as described in Section 6.1 hereof, within ten (10) days after termination as described in Section 6.2 hereof or within one (1) year after termination as described in Section 6.3 hereof, the Option granted to the Optionee may be exercised at any time within one (1) year after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof shall be exercisable on the date of death or earlier termination of the Optionee's employment.

     7. Nontransferability.

     The Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (as contemplated by the Plan). The Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative during the lifetime of the Optionee.

     8. No Right to Continued Employment.

     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

     9. Adjustments.

     In the event of a Change in Capitalization, liquidation or dissolution of the Company or merger or consolidation of the Company, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 7 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

     10. Withholding of Taxes.

     If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay to the Company in cash prior to the issuance of such Shares an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withhold (the "Withholding Taxes") with respect to the Option. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election"), which may be excepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

     11. Disqualifying Dispositions.

     If the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any Share or Shares issued to the Optionee pursuant to his exercise of the Option within the two-year period commencing on the day after the grant date or within the one-period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days after such disposition, notify the Company thereof, by delivery of a written notice to the Secretary of the Company, and immediately deliver to the Company the amount of all applicable withholding taxes, if any, under Federal, state and local law.

     12. Optionee Bound by the Plan.

     The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     13. Modification of Agreement.

     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     14. Severability.

     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     15. Governing Law.

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     16. Successors in Interest.

     This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

     17. Resolution of Disputes.

     Any dispute or disagreement which may arise under, or a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

                                        ATLANTIC TELE-NETWORK, INC.




                                    By:________________________________





                                    _____________________________________
                                    [Name of Optionee]

                                                             Exhibit 5



                                                              May 31, 2001




Atlantic Tele-Network, Inc.
19 Estate Thomas
Havensite
P.O. Box 12030
St. Thomas, U.S. Virgin Islands  00801

         Re: Atlantic Tele-Network, Inc. 1998 Stock Option Plan Atlantic Tele-Network, Inc. Directors' Remuneration Plan Registration Statement on Form S-8

Ladies and Gentlemen::

     We are special counsel for Atlantic Tele-Network, Inc., a Delaware corporation (the "Company"), and issue the following opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company under the Securities Act of 1933, as amended (the "Act"), with respect to the offering by the Company of up to 350,000 shares of its Common Stock, par value $.01 per share (the "Shares"), in connection with the Company's 1998 Stock Option Plan and the Company's Directors' Remuneration Plan (collectively, the "Plans").

     We have examined the Restated Certificate of Incorporation and the By-laws of the Company, each as amended, resolutions adopted by the Board of Directors of the Company, certificates of officers of the Company covering various matters, and such other documents, corporate records, certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions.

     We are members of the Bar of the State of Connecticut and we express no opinion as to the law of any jurisdiction other than the laws of the State of Connecticut and Delaware General Corporation Law.

     Subject to the foregoing and based on such examination and review, we are of the opinion that:

     When the Shares have been issued and delivered against payment therefor in accordance with the applicable provisions of the Plans, the Shares issued pursuant to the Plans will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of this Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ DAY BERRY & HOWARD LLP

                                                              Exhibit 23.1

                  Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 2, 2001, included in Atlantic Tele-Network, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ Arthur Andersen LLP
-----------------------
Atlanta, Georgia
May 31, 2001